UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)	May 12, 2005
CHAAS ACQUISITIONS, LLC
(Exact Name of Registrant as Specified in its Charter)
Delaware	333-106356	41-2107245
(State or Other Jurisdiction of Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
12900 Hall Road, Suite 200 Sterling Heights, Michigan 48313
(Address of Principal Executive Offices, including Zip Code)
(586) 997-2900
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Item 1.01 Entry into a Material Definitive Agreement

On May 17, 2006, Advanced Accessory Holdings Corporation ("AAHC") and its subsidiaries, AAS Acquisitions, LLC, CHAAS Acquisitions, LLC ( the "Company "), and Valley Industries, LLC ("Valley"), entered into a purchase agreement (the "Purchase Agreement") to sell all of the assets of Valley and all of the stock of CHAAS Holdings B.V. ("Brink") and Advanced Accessory Systems, LLC ("AAS"), subsidiaries of the Company, to Thule AB. Pursuant to the Purchase Agreement, Thule AB will purchase the Automotive Accessories Business (as defined in the Purchase Agreement) to the extent presently conducted by Brink, Valley and SportRack Accessories Inc. ("SR Canada") and their respective subsidiaries.

In connection with the transaction, AAHC intends to commence a combined tender offer and consent solicitation in respect of the 13-1/4% senior discount notes due 2011, Series A and B, issued by AAHC pursuant to the Indenture dated February 4, 2004, and the 10-3/4% senior notes due 2011, Series A and B, issued by the Company's subsidiaries, AAS and AAS Capital Corporation, pursuant to the Indenture dated May 23, 2003.

Certain subsidiaries of the Company were required under the Purchase Agreement to undertake a restructuring to transfer shares and membership interests between subsidiaries. As part of the restructuring, on May 12, 2006, the Company and its affiliates entered into a Consent and Eighth Amendment to Amended and Restated Credit Agreement ("Eighth Amendment") with General Electric Capital Corporation (as a lender and as agent for lenders) and the lenders named therein. Under the Eighth Amendment, the agent and the lenders consented to the transfer (i) by AAS to the Company of 100% of the outstanding membership interests of SportRack, LLC and (ii) by SportRack, LLC to AAS of 10% of the outstanding stock issued by SR Canada, such that SR Canada is a wholly-owned subsidiary of AAS, in each case in accordance with certain documents set forth in the Eighth Amendment. A copy of the Eighth Amendment is attached hereto as Exhibit 10.2 and its terms and conditions are incorporated herein by reference.

The closing of the transaction is subject to customary closing conditions, including necessary regulatory approvals. The Purchase Agreement contemplates that the transaction is to be completed as promptly as practicable.

A copy of the Purchase Agreement is being filed as Exhibit 10.1 to this report and is incorporated by reference into this Item 1.01. The description of the Purchase Agreement above is a summary and does not purport to be complete and is qualified it its entirety by reference to the Purchase Agreement.

The Purchase Agreement contains representations and warranties that the parties made to each other. The assertions embodied in those representations and warranties by the Company are qualified by information in the confidential disclosure schedules provided pursuant to the Purchase Agreement. While the Company does not believe that these schedules contain information that securities laws require it to disclose publicly, other than information that has already been so disclosed, the disclosure schedules do contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the attached Purchase Agreement. Accordingly, the representation and warranties should not be relied on as characterizations of the actual state of facts, since they may be modified in important part by the underlying disclosure schedules.

A copy of the press release, dated May 17, 2006, announcing the transaction is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
10.1
Purchase Agreement, dated as of May 17, 2006, by and among Advanced Accessory Holdings Corporation, AAS Acquisitions, LLC, CHAAS Acquisitions, LLC, Valley Industries, LLC and Thule AB. (Previously filed as an exhibit to the Current Report on Form 8-K filed by Advanced Accessory Holdings Corporation on May 18, 2006)

10.2
Consent and Eighth Amendment to Amended and Restated Credit Agreement among SportRack, LLC, Valley Industries, LLC, Brink International B.V., as Borrowers, other credit parties therein, General Electric Capital Corporation, as Agent and a Lender, PB Capital Corporation, as a Lender and Commercial Bank as a Lender, dated May 12, 2006. (Previously filed as an exhibit to the Current Report on Form 8-K filed by Advanced Accessory Holdings Corporation on May 18, 2006)

99.1	Press release dated May 17, 2006. (Previously filed as an exhibit to the Current Report on Form 8-K filed by Advanced Accessory Holdings Corporation on May 18, 2006)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
CHAAS ACQUISITIONS, LLC (Registrant)
Date:	May 18, 2006	By:	/s/ Ronald Gardhouse
Ronald Gardhouse
Executive Vice President, Chief Financial Officer and Controller